Exhibit 99.1
Sonos Reports First Quarter Fiscal 2025 Results
Q1 revenue near high-end of guidance range, announced reduction in force

Santa Barbara, CA – February 6, 2025 - Sonos, Inc. (Nasdaq: SONO) today reported First Quarter Fiscal 2025 results.

“Yesterday we implemented important organizational changes that mark the start of a new chapter of efficiency and growth for Sonos,” said Tom Conrad, Sonos Interim CEO. “I see tremendous opportunity in front of us. The team and I are hard at work improving the core experience for our customers while designing the next set of Sonos products and innovations. It’s an honor to show up every day to do this work with the talented Sonos team.”

“Our Q1 results show our team’s commitment to execution as we navigate a difficult environment,” commented Saori Casey, Sonos Chief Financial Officer. “We continue to make great progress in our transformation journey that will set us up well for the future.”

First Quarter Fiscal 2025 Financial Highlights (unaudited)
●Revenue of $551 million
●GAAP gross margin of 43.8%
●GAAP net income of $50.2 million, GAAP diluted earnings per share (EPS) of $0.40
●Non-GAAP net income1 of $79.2 million, Non-GAAP diluted EPS1 of $0.64
●Adjusted EBITDA1 of $91.2 million

Notes:
(1) Non-GAAP net income/Non-GAAP diluted earnings per share (EPS) and Adjusted EBITDA exclude stock-based compensation, legal and transaction related fees, amortization of intangibles, and restructuring and abandonment costs. See “Use of Non-GAAP Measures” and reconciliations to GAAP measures below.

Reorganization and Reduction in Force
●The company announced a reorganization and reduction in force involving approximately 12% of its employees in a Form 8-K filed with the SEC on February 5, 2025
●The company estimates that it will incur approximately $15 to $18 million of restructuring and related charges, substantially all of which are related to employee severance and benefits costs. The company expects to incur substantially all of the restructuring and related charges in the second quarter of fiscal 2025

Guidance
The company will provide guidance on its First Quarter Fiscal 2025 earnings call.

Supplemental Earnings Presentation

The company has posted a supplemental earnings presentation accompanying its First Quarter Fiscal 2025 results to the Earnings Reports section of its investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports.

Conference Call, Webcast and Transcript
The company will host a webcast of its conference call and Q&A related to its First Quarter Fiscal 2025 results on February 6, 2025, at 4:15 p.m. Eastern Time (1:15 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx.
The conference call may also be accessed by dialing (888) 330-2454 with conference ID 8641747. Participants outside the U.S. can access the call by dialing (240) 789-2714 using the same conference ID.
An archived webcast of the conference call and a transcript of the company’s prepared remarks and Q&A session will also be available at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports following the call.

Consolidated Statements of Operations and Comprehensive Income
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	December 28, 2024	December 30, 2023
Revenue	$ 550,857	$ 612,869
Cost of revenue	309,451	330,190
Gross profit	241,406	282,679
Operating expenses
Research and development	80,838	79,235
Sales and marketing	86,644	83,950
General and administrative	25,831	39,799
Total operating expenses	193,313	202,984
Operating income	48,093	79,695
Other income (expense), net
Interest income	1,861	3,075
Interest expense	(110)	(105)
Other (expense) income, net	(6,029)	10,274
Total other (expense) income, net	(4,278)	13,244
Income before (benefit from) provision for income taxes	43,815	92,939
(Benefit from) provision for income taxes	(6,422)	11,992
Net income	$ 50,237	$ 80,947

Net income attributable to common stockholders:
Basic and diluted	$ 50,237	$ 80,947

Net income per share attributable to common stockholders:
Basic	$ 0.41	$ 0.65
Diluted	$ 0.40	$ 0.64

Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	122,071,586	125,181,717
Diluted	124,731,619	126,742,153

Total comprehensive income
Net income	50,237	80,947
Change in foreign currency translation adjustment	(1,116)	(863)
Net unrealized gain on marketable securities	(84)	—
Comprehensive income	$ 49,037	$ 80,084

Consolidated Balance Sheets
(unaudited, in thousands, except par values)
	As of
	December 28, 2024	September 28, 2024
Assets
Current assets:
Cash and cash equivalents	$ 279,955	$ 169,732
Marketable securities	47,902	51,426
Accounts receivable, net	84,786	44,513
Inventories	140,892	231,505
Prepaids and other current assets	58,991	53,910
Total current assets	612,526	551,086
Property and equipment, net	95,028	102,148
Operating lease right-of-use assets	47,935	50,175
Goodwill	82,854	82,854
Intangible assets, net
In-process research and development	—	73,770
Other intangible assets	84,488	14,266
Deferred tax assets	9,654	10,314
Other noncurrent assets	31,120	31,699
Total assets	$ 963,605	$ 916,312

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 162,080	$ 194,590
Accrued expenses	108,871	87,783
Accrued compensation	28,509	15,701
Deferred revenue, current	20,973	21,802
Other current liabilities	52,081	46,277
Total current liabilities	372,514	366,153
Operating lease liabilities, noncurrent	56,786	56,588

Deferred revenue, noncurrent	61,245	61,075
Deferred tax liabilities	176	60
Other noncurrent liabilities	3,757	3,816
Total liabilities	494,478	487,692

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value	125	123
Treasury stock	(48,504)	(17,096)
Additional paid-in capital	521,121	498,245
Accumulated deficit	(697)	(50,934)
Accumulated other comprehensive loss	(2,918)	(1,718)
Total stockholders’ equity	469,127	428,620
Total liabilities and stockholders’ equity	$ 963,605	$ 916,312

Consolidated Statements of Cash Flows
(unaudited, dollars in thousands)
	Three Months Ended
	December 28, 2024	December 30, 2023
Cash flows from operating activities
Net income	$ 50,237	$ 80,947
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	25,334	19,358
Depreciation and amortization	17,611	11,878
Provision for inventory obsolescence	1,305	5,837
Restructuring and abandonment charges	—	260
Deferred income taxes	123	(45)
Other	841	1,236
Foreign currency transaction loss (gain)	2,129	(7,388)
Changes in operating assets and liabilities:
Accounts receivable	(41,374)	(12,215)
Inventories	89,308	167,641
Other assets	(6,437)	(12,878)
Accounts payable and accrued expenses	(5,940)	(7,429)
Accrued compensation	12,394	5,988
Deferred revenue	1,513	3,660
Other liabilities	9,129	18,551
Net cash provided by operating activities	156,173	275,401
Cash flows from investing activities
Purchases of marketable securities	(10,128)	—
Purchases of property and equipment	(13,106)	(6,077)
Maturities of marketable securities	13,900	—
Net cash used in investing activities	(9,334)	(6,077)

Cash flows from financing activities
Payments for repurchase of common stock, including excise tax and commission	(27,165)	(23,484)
Payments for repurchase of common stock related to shares withheld for tax in connection with vesting of restricted stock units	(9,044)	(3,745)
Proceeds from exercise of stock options	2,411	3,538
Net cash used in financing activities	(33,798)	(23,691)
Effect of exchange rate changes on cash and cash equivalents	(2,818)	1,478
Net increase in cash and cash equivalents	110,223	247,111
Cash and cash equivalents
Beginning of period	169,732	220,231
End of period	$ 279,955	$ 467,342
Supplemental disclosure
Cash paid for interest	$ 63	$ 58
Cash paid for taxes, net of refunds	$ 658	$ 3,684
Cash paid for amounts included in the measurement of lease liabilities, net of tenant improvement reimbursements received	$ (2,531)	$ 2,601
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses	$ 3,693	$ 6,141
Right-of-use assets obtained in exchange for new operating lease liabilities	$ —	$ 7,637
Excise tax on share repurchases, accrued but not paid	$ 668	$ —

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Gross Profit
(unaudited, in thousands, except percentages)
	Three Months Ended
	December 28, 2024	December 30, 2023
Reconciliation of GAAP cost of revenue
GAAP cost of revenue	$ 309,451	$ 330,190
Stock-based compensation expense	1,349	654
Amortization of intangibles	3,330	972
Non-GAAP cost of revenue	$ 304,772	$ 328,564

Reconciliation of GAAP gross profit
GAAP gross profit	$ 241,406	$ 282,679
Stock-based compensation expense	1,349	654
Amortization of intangibles	3,330	972
Non-GAAP gross profit	$ 246,085	$ 284,305

GAAP gross margin	43.8%	46.1%
Non-GAAP gross margin	44.7%	46.4%

Reconciliation of Selected Non-GAAP Financial Measures
(unaudited, dollars in thousands)
	Three Months Ended
	December 28, 2024	December 30, 2023
GAAP Research and Development	$ 80,838	$ 79,235
Stock-based compensation	13,315	8,979
Amortization of intangibles	178	496
Restructuring and abandonment costs	(60)	323
Non-GAAP Research and Development	$ 67,405	$ 69,437

GAAP Sales and Marketing	$ 86,644	$ 83,950
Stock-based compensation	5,632	3,815
Amortization of intangibles	-	-
Restructuring and abandonment costs	-	113
Non-GAAP Sales and Marketing	$ 81,012	$ 80,022

GAAP General and Administrative	25,831	39,799
Stock-based compensation	5,038	5,910
Legal and transaction related costs	195	3,743
Amortization of intangibles	23	24
Restructuring and abandonment costs	-	132
Non-GAAP General and Administrative	$ 20,575	$ 29,990

GAAP Operating Expenses	$ 193,313	$ 202,984
Stock-based compensation	23,985	18,704
Legal and transaction related costs	195	3,743
Amortization of intangibles	201	520
Restructuring and abandonment costs	(60)	568
Non-GAAP Operating Expenses	$ 168,992	$ 179,449

GAAP Operating Income	$ 48,093	$ 79,695
Stock-based compensation	25,334	19,358
Legal and transaction related costs	195	3,743
Amortization of intangibles	3,531	1,492
Restructuring and abandonment costs	(60)	568
Non-GAAP Operating Income	$ 77,093	$ 104,856
Depreciation	14,080	10,386
Adjusted EBITDA (Non-GAAP)	$ 91,173	$ 115,242

Reconciliation of Net Income to Adjusted EBITDA
(unaudited, dollars in thousands except percentages)
	Three Months Ended
	December 28, 2024	December 30, 2023
(In thousands, except percentages)
Net income	$ 50,237	$ 80,947
Add (deduct):
Depreciation and amortization	17,611	11,878
Stock-based compensation expense	25,334	19,358
Interest income	(1,861)	(3,075)
Interest expense	110	105
Other expense (income), net	6,029	(10,274)
(Benefit from) provision for income taxes	(6,422)	11,992
Legal and transaction related costs (1)	195	3,743
Restructuring and abandonment costs (2)	(60)	568
Adjusted EBITDA	$ 91,173	$ 115,242
Revenue	$ 550,857	$ 612,869
Net income margin	9.1%	13.2%
Adjusted EBITDA margin	16.6%	18.8%
(1) Legal and transaction-related costs consist of expenses related to our intellectual property ("IP") litigation against Alphabet and Google, as well as legal and transaction costs associated with our acquisition activity, which we do not consider representative of our underlying operating performance.

(2) On August 14, 2024, we initiated a restructuring plan to reduce our cost base involving approximately 6% of our employees (the "2024 restructuring plan"). Substantially all restructuring related costs were incurred in the fourth quarter of fiscal 2024. In the first quarter of fiscal 2025, we recorded a gain resulting from the impact of remaining restructuring costs that were lower than our estimated liability. The gain was recognized as a credit in research and development expenses on the condensed consolidated statements of operations and comprehensive income. For fiscal 2024, restructuring and abandonment costs also include nominal remaining costs incurred related to the restructuring plan incurred on June 14, 2023.

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(unaudited, in thousands, except share and per share amounts)
	Three Months Ended
	December 28, 2024	December 30, 2023
Reconciliation of GAAP net income
GAAP net income	$ 50,237	$ 80,947
Stock-based compensation expense	25,334	19,358
Legal and transaction related costs	195	3,743
Amortization of intangibles	3,531	1,492
Restructuring and abandonment costs	(60)	568
Non-GAAP net income	$ 79,237	$ 106,108

Net income per share
GAAP net income per share, diluted	$ 0.40	$ 0.64
Non-GAAP net income per share, diluted	$ 0.64	$ 0.84

Shares used to calculate net income per share
Weighted-average shares GAAP, diluted	124,731,619	126,742,153
Weighted-average shares non-GAAP, diluted	124,731,619	126,742,153

Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow
(unaudited, dollars in thousands)
Three Months Ended
	December 28, 2024	December 30, 2023
Cash flows provided by operating activities	$ 156,173	$ 275,401
Less: Purchases of property and equipment	(13,106)	(6,077)
Free cash flow	$ 143,067	$ 269,324

Revenue by Product Category
(unaudited, dollars in thousands)
	Three Months Ended
	December 28, 2024	December 30, 2023
(In thousands)
Sonos speakers	$ 467,142	$ 503,011
Sonos system products	60,274	84,562
Partner products and other revenue	23,441	25,296
Total revenue	$ 550,857	$ 612,869

Revenue by Geographical Region
(unaudited, dollars in thousands)
	Three Months Ended
	December 28, 2024	December 30, 2023
Americas	$ 324,583	$ 392,439
Europe, Middle East and Africa	197,612	191,817
Asia Pacific	28,662	28,613
Total revenue	$ 550,857	$ 612,869

Stock-based Compensation
(unaudited, dollars in thousands)
	Three Months Ended
	December 28, 2024	December 30, 2023
(In thousands)
Cost of revenue	$ 1,349	$ 654
Research and development	13,315	8,979
Sales and marketing	5,632	3,815
General and administrative	5,038	5,910
Total stock-based compensation expense	$ 25,334	$ 19,358

Amortization of Intangibles
(unaudited, dollars in thousands)
	Three Months Ended
	December 28, 2024	December 30, 2023
Cost of revenue	$ 3,330	$ 972
Research and development	178	496
Sales and marketing	-	-
General and administrative	23	24
Total amortization of intangibles	$ 3,531	$ 1,492

Use of Non-GAAP Measures
We have provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”), including adjusted EBITDA, adjusted EBITDA margin, free cash flow, non-GAAP gross margin, net income excluding stock-based compensation, legal and transaction related fees, amortization of intangibles, and restructuring and abandonment costs and diluted earnings per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs. These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define Adjusted EBITDA as net income adjusted to exclude the impact of depreciation and amortization, stock-based compensation expense, interest income, interest expense, other income, income taxes, restructuring and abandonment costs, legal and transaction related fees and other items that we do not consider representative of our underlying operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We define free cash flow as net cash from operations less purchases of property and equipment. We define non-GAAP gross margin as GAAP gross margin, excluding stock-based compensation and amortization of intangible assets. We calculate non-GAAP net income excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs as net income less stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs. We calculate non-GAAP diluted earnings per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs as net income less stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs divided by our number of shares at fiscal year end. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook.
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our long-term outlook, financial, growth and business strategies and opportunities, our product roadmap, market growth and our market share, our ability to expand our footprint with existing customers, our operating model and cost structure, our expectations with respect to restructuring and related charges and the timing and amounts of such charges, and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to: difficulties in and effect of implementing improvements to our operating model and cost structure; the risk that restructuring and related charges may be greater than anticipated or not occur in the expected time frame; local law requirements in various jurisdictions regarding elimination of positions; our ability to accurately forecast product demand and effectively forecast and manage owned and channel inventory levels; our ability to introduce software updates to our new app on a timely basis and otherwise deliver on our action plan to address issues caused by our new app and related customer commitments; our ability to maintain, enhance and protect our brand image; the impact of global economic, market and political events, including continued inflationary pressures, high interest rates and, in certain markets, foreign currency exchange rate fluctuations; changes in consumer income and overall consumer spending as a result of economic or political uncertainty or conditions; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to compete in the market and maintain or expand market share; our ability to maintain relationships with our channel, distribution and technology partners; our ability to meet product demand and manage any product availability delays; supply chain challenges, including shipping and logistics challenges and component supply-related challenges; our ability to protect our brand and intellectual property; our use of artificial intelligence; and the other risk factors identified in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent filings. Copies of our SEC filings are available free of charge at the SEC’s website at www.sec.gov, on our investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners.
About Sonos
Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the inventor of multi-room wireless home audio, Sonos’ innovation helps the world listen better by giving people access to the content they love and allowing them to control it however they choose. Known for delivering an unparalleled sound experience, thoughtful home design aesthetic, simplicity of use and an open platform, Sonos makes the breadth of audio content available to anyone. Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact
James Baglanis
IR@sonos.com

Press Contact
Erin Pategas
PR@sonos.com

Source: Sonos